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                                                                       EXHIBIT 2



Metropolitan Life Insurance Company
One Madison Avenue, New York, NY  10010-3690
212 578-2211
                                                                      METLIFE(R)


Christopher P. Nicholas
Associate General Counsel
Law Department
Tel 212 578-4487   Fax 212 578-8144



                                                April 13, 1999

Metropolitan Life Insurance Company
One Madison Avenue
New York, New York  10010


Dear Sirs:

        This opinion is furnished in connection with the offering of a variable additional benefits rider ("Rider") of Metropolitan Life Insurance Company ("Metropolitan Life") under a Registration Statement to be filed by Metropolitan Life and Metropolitan Life Separate Account UL ("Account") on April 13, 1999 under the Securities Act of 1933, as amended ("Act").

        I have made such examination of the law and examined such corporate records and such other documents as in my judgment are necessary and appropriate to enable me to render the opinion that:

        1. Metropolitan Life has been duly organized under the laws of the State of New York and is a validly existing corporation.

        2. The Account is duly created and validly existing as a separate account pursuant to Section 4240 of Chapter 28 of the Consolidated Laws of New York.

        3. The portion of the assets to be held in the Account equal to the reserves and other liabilities under the Riders and under other life insurance policies the premium in which may be allocated to the Account is not chargeable with liabilities arising out of any other business Metropolitan Life may conduct.

        4. The Riders have been duly authorized by Metropolitan Life and, when issued as contemplated by the Registration Statement, as amended, will constitute legal, validly issued and binding obligations of Metropolitan Life in accordance with their terms.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal, Accounting and Actuarial Matters" in the Prospectus contained in the Registration Statement.

                                        Very truly yours,



                                        /s/ Christopher P. Nicholas
                                        Christopher P. Nicholas
                                        Associate General Counsel